Exhibit 99.1

KANA SOFTWARE REPORTS FIRST HALF / SECOND QUARTER 2008

FINANCIAL RESULTS

*****

Company Reports 32% Year-Over-Year Revenue Increase for First Half of 2008;

Management Reiterates Guidance for Fiscal Year

Menlo Park, CA, August 5, 2008 – Kana Software, Inc. (OTCBB: KANA.OB), a world leader in multi-channel customer service, today announced financial results for the first half and second quarter ended June 30, 2008.

Financial Highlights:

•

KANA’s total revenues for the first half of 2008 were $34.9 million, a 32% increase from $26.4 million in the same period in 2007. The company’s revenues in the second quarter of 2008 were $16.7 million, a 24% increase from $13.4 million in the same period in 2007.

•

License revenue for the first half of 2008 was $9.7 million, a 36% increase over the $7.1 million in the first half of the previous year. License revenue for the second quarter of 2008 was $4.0 million, a 13% increase from the $3.5 million in the second quarter of 2007.

•

Service revenue for the first half of 2008 was $25.2 million, a 31% increase from $19.3 million for the first half of 2007. Service revenue for the second quarter of 2008 was $12.7 million, a 28% increase from the $9.9 million for the second quarter of 2007.

•	For the fourth consecutive quarter, KANA achieved non-GAAP operating profit and net income.

•	KANA reiterated its existing fiscal 2008 guidance of $69 million to $72 million in revenue, positive cash flow and at least 5% in non-GAAP operating income.

The Company reported a net loss in accordance with accounting principles generally accepted in the United States (GAAP) of $216,000 or $0.01 per share for the first half of 2008, compared to a loss of $7.3 million or $0.20 per share for the first half of 2007. For the second quarter of 2008, Kana reported a GAAP net loss of $137,000 or $0.00 per share, versus a GAAP net loss of $3.5 million, or $0.10 per share, for the quarter ended June 30, 2007.

For the first half of 2008, KANA reported non-GAAP net income of $676,000, or $0.02 per share, as compared to a non-GAAP net loss of $5.8 million, or $0.16 per share, for the first half of 2007. For the second quarter of 2008, KANA reported non-GAAP net income of $551,000, or $0.01 per share, as compared to non-GAAP net loss of $2.9 million, or $0.08 per share, in the second quarter of 2007. KANA’s quarterly non-GAAP net income (loss) was calculated by adding back accounting charges for stock-based compensation expense measured in accordance with SFAS 123R, amortization of acquired intangible assets, and restructuring expense to KANA’s GAAP net loss.

“KANA’s growth in the first half of 2008 demonstrates that this company is a resurgent, global leader in multi-channel customer service,” said Michael Fields, chief executive officer of KANA. “We are on-plan to meet our 2008 guidance, which includes significant revenue growth, profitability and a substantial expansion of our elite partnership with IBM. In a challenging economic climate, KANA is seeing continued demand for our software and services at large enterprise customers in a range of industries. We are laser-focused on maintaining our growth and increasing profitability for the rest of 2008. Based on our strong current sales pipeline, we expect solid sequential growth in the second half of this year, and beyond.”

KANA Software, Q2 2008 Earnings Release

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First Half 2008 Company Highlights

•	Customers purchasing KANA solutions during the first half included Aetna, AT&T Mobility, Best Buy, Best Western International, General Motors, Hutchison 3G, Sprint Nextel, Verizon and Yahoo Japan.

•	KANA expanded its Global Strategic Alliance agreement with IBM with an initiative to jointly market, sell and support Service Oriented Architecture (SOA)-based customer service solutions.

•

KANA added to its industry-class management ranks by welcoming Mike Shannahan, existing KANA board member and chairman of KANA’s audit committee, as Chief Financial Officer, and former Gartner analyst Esteban Kolsky as Vice President and Practice Leader for KANA’s management consulting and systems integration subsidiary, eVergance.

•	KANA launched new education and training programs that enhance traditional classroom education with the latest technology, community and value-added support services.

•

KANA received numerous product and innovation awards, including honors from KMWorld Magazine and Technology Marketing Corporation (TMC)’s Customer Interaction Solutions® magazine. KANA also was named a Service Leader by CRM Magazine.

Investor Conference Call Information

KANA’s management team will host a conference call today at 4:30PM EDT (1:30PM PDT) where it will discuss the Company’s reported quarterly financial results and financial outlook. The live webcast can be accessed by visiting the investor relations section of KANA’s website at www.kana.com. The call can be accessed via phone by dialing 617.597.5377. The pass code 38276093 will be required. A replay of the conference call will be available after 6:30PM PDT on August 5, 2008, through August 12, 2008, by dialing 617-801-6888 and entering pass code 55242704. The conference call and supplemental financial information will also be available on the investor relations portion of the KANA website.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20 percent. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

Non-GAAP Financial Measures

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the attached table, which exclude certain expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures.

KANA Software, Q2 2008 Earnings Release

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Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995: Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which will likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about anticipated growth, profitability, expansion of the relationship with IBM, demand for KANA’s software, and customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on multi-channel customer service and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

(Financial Tables To Follow)

Contact:

Investors –

KANA Software

650-614-8160

InvestorRelations@KANA.com

Press/Media –

PAN Communications

Erica Burns, 978-474-1900

kana@pancomm.com

KANA Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2008	December 31, 2007
Assets
Cash and cash equivalents	$3,212	$4,306
Accounts receivable, net	11,810	10,247
Other current assets	2,200	2,391

Total current assets	17,222	16,944
Restricted cash, long-term	761	771
Property and equipment, net	2,556	2,292
Goodwill	12,415	12,500
Acquired intangible assets, net	1,976	2,226
Other assets	509	667

Total Assets	$35,439	$35,400

Liabilities and Stockholders’ Equity
Line of credit	$1,726	$1,177
Notes payable, current portion	1,302	1,873
Accounts payable	3,542	2,943
Accrued liabilities	5,053	5,486
Accrued restructuring	878	1,261
Deferred revenue	15,605	15,825

Total current liabilities	28,106	28,565
Deferred revenue, long-term	221	297
Accrued restructuring, long-term	697	1,491
Notes payable, long-term	880	110
Other long-term liabilities	488	531

Total liabilities	30,392	30,994
Total stockholders’ equity	5,047	4,406

Total Liabilities and Stockholders’ Equity	$35,439	$35,400

KANA Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Revenues:
License fees	$3,972	$3,511	$9,695	$7,127
Services	12,681	9,882	25,243	19,300

Total revenues	16,653	13,393	34,938	26,427

Costs and expenses:
Cost of license fees	146	240	558	527
Cost of services	5,340	3,668	10,758	6,736
Amortization of acquired intangible assets	125	24	250	39
Sales and marketing	5,028	6,660	11,272	12,853
Research and development	3,426	3,083	6,760	6,735
General and administrative	2,641	3,120	5,825	6,623
Restructuring costs	—	—	(482)	—

Total costs and expenses	16,706	16,795	34,941	33,513

Loss from operations	(53)	(3,402)	(3)	(7,086)
Interest and other income (expense), net	(64)	(87)	(167)	(106)

Loss before income tax expense	(117)	(3,489)	(170)	(7,192)
Income tax expense	(20)	(54)	(46)	(101)

Net loss	$(137)	$(3,543)	$(216)	$(7,293)

Basic net loss per share	$(0.00)	$(0.10)	$(0.01)	$(0.20)

Shares used in computing basic net loss per share	41,212	36,382	41,212	36,201

Stock-based compensation included in the expense line items:
Cost of services	$82	$56	$185	$124
Sales and marketing	176	226	340	449
Research and development	96	72	173	141
General and administrative	209	304	426	696

	$563	$658	$1,124	$1,410

Reconciliation of GAAP net loss to non-GAAP net income (loss):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
Net loss, GAAP	$(137)	$(3,543)	$(216)	$(7,293)
Non-GAAP adjustments:
Stock-based compensation	563	658	1,124	1,410
Restructuring	—	—	(482)	—
Amortization of acquired intangible assets	125	24	250	39

Net income (loss), non-GAAP	$551	$(2,861)	$676	$(5,844)

Net income (loss) per share, non-GAAP
Basic	$0.01	$(0.08)	$0.02	$(0.16)

Diluted	$0.01	$(0.08)	$0.02	$(0.16)

Shares used in per share calculation
Basic	41,212	36,382	41,211	36,201

Diluted	41,241	36,382	41,330	36,201

KANA Software, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2008	2007
OPERATING ACTIVITIES
Net loss	$(216)	$(7,293)
Depreciation and amortization	587	503
Amortization of acquired intangible assets	250	39
Employee and non-employee stock-based compensation	1,124	1,513
Provision for doubtful accounts	5	217
Non-cash interest accretion	75	63
Restructuring recovery	(482)	—
Changes in operating assets and liabilities:
Accounts receivable	(1,389)	(442)
Prepaid expenses and other assets	349	175
Accounts payable and accrued liabilities	50	(391)
Accrued restructuring	(695)	(1,064)
Deferred revenue	(609)	1,785

Net cash used in operating activities	(951)	(4,895)

INVESTING ACTIVITIES
Purchases of property and equipment	(844)	(683)
Acquisition, net of cash acquired	—	(762)
Goodwill	85	—
Restricted cash	—	(8)

Net cash used in investing activities	(759)	(1,453)

FINANCING ACTIVITIES
Net borrowings under line of credit	2,111	4,175
Repayments under notes payable	(1,410)	(278)
Borrowings under notes payable	—	71
Proceeds from issuance of common stock	—	1,114

Net cash provided by financing activities	701	5,082

Effect of exchange rate changes on cash and cash equivalents	(85)	21

Net decrease in cash and cash equivalents	(1,094)	(1,245)
Cash and cash equivalents at beginning of period	4,306	5,719

Cash and cash equivalents at end of period	$3,212	$4,474